EXHIBIT 10.35

AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

This Amendment No. 3 to the Employment Agreement (the “Amendment”) is made as of December 9, 2008, by and between RathGibson, Inc., a Delaware corporation (the “Company”) RGCH Holdings Corp., RG Tube Holdings LLC (as assignee of RGCH Holdings LLC) (collectively, the “Employers”), and Barry Nuss (the “Executive”).

WHEREAS, the Employers and the Executive are parties to an Employment Agreement, dated as of April 17, 2006, as amended by Amendment No. 1 to Employment Agreement dated June 15, 2007 and Amendment No. 2 to Employment Agreement dated October 17, 2008 (the “Employment Agreement”); and

WHEREAS, the Employers and the Executive desire to amend the Employment Agreement.

NOW, THEREFORE, the parties agree that the Employment Agreement is hereby amended, with retroactive effect to April 17, 2006 (except as otherwise provided herein), as follows:

1.

Section 4.2 is hereby amended, effective June 15, 2007, by adding the following sentence at the end thereof:

“Bonuses shall be paid at the same time as paid to other executives of the Company, but in no event later than the date that is two and one-half (2½) months after the end of the fiscal year to which such Bonus relates.  All Bonus amounts shall be reduced for applicable federal, state and local taxes.”

2.

Section 6.1 is hereby amended by replacing the phrase “within ten (10) business days following such termination of employment” with the phrase “, in each case, as soon as reasonably practicable (but in any event within fifteen (15) days) after such termination of employment ”.

3.

The first sentence of Section 6.2 is hereby amended as follows:

by replacing the word “upon” with the phrase “subject to”; and

by adding the phrase “, within thirty (30) days following the date of such termination” immediately before the colon at the end thereof.

4.

Each of Sections 6.2(a) and 6.2(b) are hereby amended by replacing the phrase “within ten (10) business days following such termination of employment” with the phrase “ as soon as reasonably practicable (but in any event within fifteen (15) days) after timely execution and delivery by the Executive to the Company of the release ” in each such section.

5.

Section 6.2(c) is hereby amended by replacing the phrase “twenty (20) days after the date of termination” with the phrase “ as soon as reasonably practicable (but in any event within fifteen (15) days) after timely execution and delivery by the Executive to the Company of the release ”.

6.

Section 6.2(d) is hereby amended to provide in its entirety as follows:

“(d)  Base Salary for twelve (12) months, payable in equal installments in accordance with the Company’s customary payroll practices, with such twelve (12) month period to commence: (i) on the business day following the date of termination, if the Executive executes and delivers the release to the Company upon termination; or (ii) if the Executive does not execute and deliver the release to the Company upon termination, as soon as reasonably practicable (but in any event within fifteen (15) days) after timely execution and delivery by the Executive to the Company of the release, each of which shall be treated as a separate payment for purposes of Section 409A of the Code (as defined below); and”

7.

Section 6.2(e) is hereby amended, effective as of October 17, 2008, by replacing the phrase “within ten (10) business days following such termination of employment” with the phrase “ as soon as reasonably practicable (but in any event within fifteen (15) days) after timely execution and delivery by the Executive to the Company of the release ”.

8.

The first sentence of Section 6.3 is hereby amended by adding to the end thereof the phrase “ as soon as reasonably practicable after such termination, but in any event within fifteen (15) days following the date of such termination”.

9.

The second sentence of Section 6.3 is hereby amended to provide in its entirety as follows:

“In addition to such amounts, the Executive shall also be entitled to receive, subject to execution without revocation of a valid general release, within thirty (30) day following any such termination of the Executive’s employment, of all claims against the Company, Holdings and the LLC, substantially in the form attached hereto as Exhibit A: (i) Base Salary for six (6) months, payable in equal installments in accordance with the Company’s customary payroll practices, with such six (6) month period to commence: (A) on the business day following the date of termination, if the Executive executes and delivers the release to the Company upon termination, or (B) if the Executive does not execute and deliver the release to the Company upon termination, as soon as reasonably practicable (but in any event within fifteen (15) days) after timely execution and delivery by the Executive to the Company of the release , each of which shall be treated as a separate payment for purposes of Code Section 409A; and (ii) continued coverage under the Company’s medical and dental plans for six (6) months after the date of termination; provided that the Company may provide such coverage through reimbursement of the cost of continuation of group health coverage, pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986, to the extent the Executive is eligible and subject to the terms of the plan and the law, in the event that the Company elects not to extend the Term pursuant to Section 2 of this Agreement.”

10.

Section 9.1(a) is hereby amended, effective as of the date of this Amendment, to provide in its entirety as follows:

“(a)

If to the Company, to:

RathGibson, Inc.

475 Half Day Road, Suite 210

Lincolnshire, IL 60069

Attention: Chief Executive Officer

Telephone:  (800) 468-9459

Fax: (608) 754-0605”

11.

Section 9.13 is hereby amended by adding the following at the end thereof:

“All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Code Section 409A to the extent that such reimbursements or in-kind benefits are subject to Code Section 409A.  All expenses or other reimbursements paid pursuant herewith that are taxable income to the Executive shall in no event be paid by the Company later than the end of the calendar year next following the calendar year in which the Executive incurs such expense or pays such related tax.  With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, unless permitted by Code Section 409A: (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit; (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that the foregoing clause shall not be violated, with regard to expenses reimbursed under any arrangement covered by Code Section 105(b), solely because such expenses are subject to a limit related to the period the arrangement is in effect; and (iii) such payments shall be made on or before the last day of the Executive’s taxable year following the taxable year in which the expense is incurred.

To the extent there are any ambiguities in this Agreement, such ambiguities shall be construed in a manner that complies with Code Section 409A.”

12.

Exhibit A to the Employment Agreement is hereby amended by adding the following at the end of Section 11 thereof:

“If this Agreement is not executed and effective within thirty (30) days following the Separation Date, then this Agreement and any rights to payments under this Agreement and the Employment Agreement, as amended, are null and void.”

13.

To the extent not amended hereby, the Employment Agreement shall continue with full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, this Amendment has been entered into as of the date first set forth above.

RATHGIBSON, INC.

            BARRY NUSS

/s/ Truman Greene, Jr.

/s/ Barry Nuss

By: Truman Greene, Jr.

By: Barry Nuss

Title:  Chief Human Resources Officer

RGCH HOLDINGS CORP.

/s/ Michael Schwartz

By:  Michael Schwartz

Title: President & COO

RG TUBE HOLDINGS LLC

/s/ Michael Schwartz

By:  Michael Schwartz

Title: President & COO

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